Exhibit 99.1 PRESS RELEASE

PREFORMED LINE PRODUCTS ANNOUNCES FOURTH QUARTER 2024 FINANCIAL RESULTS
CLEVELAND, OHIO – March 13, 2025 - Preformed Line Products Company (NASDAQ: PLPC) today reported financial results for its fourth quarter of 2024 and full year ended December 31, 2024.
Q4/Full Year 2024 Highlights:
•Quarterly net sales of $167.1 million, an increase of 15% from Q4 2023 and 14% from Q3 2024
•Diluted EPS of $2.13, an increase of 65% from Q4 2023 and 38% from Q3 2024
•Debt reduction of $33.7 million in 2024 due to strong cash generation
Net sales in the fourth quarter of 2024 were $167.1 million compared to $145.6 million in the fourth quarter of 2023, a 15% increase. The international subsidiaries accounted for the majority of the sales increase primarily due to an increase in energy market sales and to a lesser extent the communications end market. Foreign currency translation reduced fourth quarter 2024 net sales by $3.0 million.
Net income for the quarter ended December 31, 2024, was $10.5 million, or $2.13 per diluted share, compared to $6.3 million, or $1.29 per diluted share, for the comparable period in 2023. The fourth quarter of 2024 net income was impacted by an increase in gross profit from higher sales levels, lower period expenses, and lower interest expense. Gross profit as a percentage of net sales was 33.3% for the fourth quarter of 2024, an increase of 30 basis points versus the same quarter in 2023.
Net sales decreased 11% to $593.7 million for the full year 2024 compared to $669.7 million in 2023. The year-over-year decline in sales is due primarily to the slowdown in spending and inventory de-stocking within the U.S. energy and communications end markets. Foreign currency translation rates reduced net sales by $4.2 million for the year ended December 31, 2024.
Net income for the year ended December 31, 2024 was $37.1 million, or $7.50 per diluted share, compared to $63.3 million, or $12.68 per diluted share, for the comparable period in 2023. YTD December 31, 2024 net income was impacted by decreased gross profit resulting from the decrease in sales, which was partially offset by lower period expenses and lower interest expense.
Rob Ruhlman, Executive Chairman, said, “The increase in fourth quarter sales of 15% versus the fourth quarter of 2023, as well as the sequential increase of 14% from last quarter, indicate we are approaching the end of inventory destocking within our primary end markets. Full year net sales declined 11% versus 2023, primarily due to the softness in the U.S. communications end market, caused by a reduction in customer deployment due to higher borrowing costs, a delay in Broadband Equity, Access, and Deployment ("BEAD") Program stimulus funding and customer inventory de-stocking to re-align inventory levels with current manufacturing lead times. While 2024 was a challenging year, I am encouraged by the contributions made by our international subsidiaries, which mitigated some of the weakness in our U.S. business. Our cost reduction activities along with reduced capital expenditures, reduced acquisition activity and lower borrowing costs in 2024 resulted in strong cash generation enabling debt reduction of $33.7 million. Our strong balance sheet and liquidity allows for continued investment in new product development to satisfy customer requirements, facility modernization and automation for our global manufacturing operations as well as opportunities for continued growth through logical acquisitions. Our current focus is unchanged: provide our customers with the high-quality products and timely service they have come to expect from PLP.”

A presentation on fourth quarter and full-year results will also be available on PLP’s website at www.plp.com/investor-relations.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s and management’s beliefs and expectations concerning the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the uncertainty in global business conditions and the economy due to factors such as inflation, rising interest rates, tariffs, labor disruptions, military conflict, political instability, exchange rates, natural disasters and health epidemics, the strength of demand and availability of funding for the Company’s products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company’s products, the cost, availability and quality of raw materials required for the manufacture of products, the Company's continued access to financing, opportunities for business growth through acquisitions and the ability to successfully integrate any acquired businesses, changes in regulations and tax rates, security breaches, litigation and claims and the Company’s ability to continue to develop proprietary technology and maintain high-quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2023 Annual Report on Form 10-K filed with the SEC on March 8, 2024 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company’s other filings with the SEC can be found on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
ABOUT PLP
PLP protects the world’s most critical connections by creating stronger and more reliable networks. The company’s precision-engineered solutions are trusted by energy and communications providers worldwide to perform better and last longer. With locations in 20 countries, PLP works as a united global corporation, delivering high-quality products and unparalleled service to customers around the world.

MEDIA RELATIONS	INVESTOR RELATIONS

JOSH NELSON	ANDREW S. KLAUS

MANAGER, MARKETING COMMUNICATIONS	CHIEF FINANCIAL OFFICER

+1 440 473 9120	+1 440 473 9246

JOSH.NELSON@PLP.COM	ANDY.KLAUS@PLP.COM

PREFORMED LINE PRODUCTS COMPANY
CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
(Thousands of dollars, except share and per share data)
ASSETS
Cash, cash equivalents and restricted cash	$57,244	$53,607
Accounts receivable, net	111,402	106,892
Inventories, net	129,913	148,814
Prepaid expenses	11,720	8,246
Other current assets	5,514	7,256
TOTAL CURRENT ASSETS	315,793	324,815
Property, plant and equipment, net	195,086	207,892
Goodwill	26,685	29,497
Other intangible assets, net	9,656	12,981
Deferred income taxes	6,546	7,109
Other assets	20,111	20,857
TOTAL ASSETS	$573,877	$603,151
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade accounts payable	$41,951	$37,788
Notes payable to banks	7,782	6,968
Current portion of long-term debt	2,430	6,486
Accrued compensation and other benefits	25,904	28,018
Accrued expenses and other liabilities	30,346	32,057
TOTAL CURRENT LIABILITIES	108,413	111,317
Long-term debt, less current portion	18,357	48,796
Other noncurrent liabilities and deferred income taxes	24,783	26,882
SHAREHOLDERS' EQUITY
Common shares – $2 par value per share, 15,000,000 shares authorized, 4,913,621 and 4,908,413 issued and outstanding, at December 31, 2024 and December 31, 2023	13,752	13,607
Common shares issued to rabbi trust, 222,887 and 243,118 shares at December 31, 2024 and December 31, 2023, respectively	(9,575)	(10,183)
Deferred compensation liability	9,575	10,183
Paid-in capital	65,093	60,958
Retained earnings	553,179	520,154
Treasury shares, at cost, 1,961,772 and 1,894,419 shares at December 31, 2024 and December 31, 2023, respectively	(126,800)	(118,249)
Accumulated other comprehensive loss	(82,909)	(60,306)
TOTAL PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS' EQUITY	422,315	416,164
Noncontrolling interest	9	(8)
TOTAL SHAREHOLDERS' EQUITY	422,324	416,156
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$573,877	$603,151

PREFORMED LINE PRODUCTS COMPANY
STATEMENTS OF CONSOLIDATED INCOME

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
(Thousands of dollars, except per share data)
Net sales	$167,117	$145,603	$593,714	$669,679
Cost of products sold	111,488	97,503	403,903	434,831
GROSS PROFIT	55,629	48,100	189,811	234,848
Costs and expenses
Selling	12,576	12,945	48,722	51,078
General and administrative	19,205	20,019	67,477	74,643
Research and engineering	5,589	5,688	21,923	22,481
Other operating expense, net	746	2,502	932	2,492
	38,116	41,154	139,054	150,694
OPERATING INCOME	17,513	6,946	50,757	84,154
Other income (expense)
Interest income	717	610	2,573	1,811
Interest expense	(381)	(707)	(2,221)	(3,905)
Other (expense) income, net	(528)	119	(339)	284
	(192)	22	13	(1,810)
INCOME BEFORE INCOME TAXES	17,321	6,968	50,770	82,344
Income tax expense	6,876	659	13,659	19,007
NET INCOME	$10,445	$6,309	$37,111	$63,337
Net loss (income) attributable to noncontrolling interests	7	23	(17)	(5)
NET INCOME ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS	$10,452	$6,332	$37,094	$63,332
AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
Basic	4,897	4,864	4,908	4,920
Diluted	4,917	4,902	4,947	4,997
EARNINGS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS:
Basic	$2.13	$1.30	$7.56	$12.87
Diluted	$2.13	$1.29	$7.50	$12.68

Cash dividends declared per share	$0.20	$0.20	$0.80	$0.80